Exhibit 10.2

Name:	[—]
Number of Restricted Shares:	[—]
Grant Date:	[—]

Officer RESTRICTED SHARE AWARD CERTIFICATE

granted under Appendix B to the

Oxford Immunotec Global PLC

2013 Share Incentive Plan

This agreement (the “Agreement”) evidences an award of Restricted Shares granted by Oxford Immunotec Global PLC (the “Company”) to the undersigned (the “Grantee”) pursuant to the Company’s 2013 Share Incentive Plan and Appendix B thereto (together, as amended from time to time, the “Plan”).

1.     Grant of Award. On the date set forth above (the “Grant Date”) the Company makes to the Grantee an award of Restricted Shares (the “Award”) in consideration of services performed and to be performed. This Award, and the issuance or transfer of the number of Shares set forth above (the “Shares” or “Award Shares”), are conditioned on the following terms and the terms of the Plan.

2.     Meaning of Certain Terms. Each initially capitalized term used but not separately defined in this certificate has the meaning assigned to such term in the Plan.

3.     Restriction Period. The period between the Grant Date and each date on which restrictions shall lapse is a “Restriction Period.” Unless earlier terminated, forfeited, relinquished or expired, the restrictions on the Award shall lapse as follows:

(a).     Time-Based Vesting. The restrictions on the applicable Award Shares shall lapse on the 2nd, 3rd, and 4th Anniversaries of the Grant Date (each, a “Vesting Date”) in the proportion set forth below, subject to this Section 3 and the Grantee’s continuous employment or service with the Company from the Grant Date through the applicable Vesting Date:

Number of Shares	Vesting Date
40% of Award Shares	2nd Anniversary of Grant Date
30% of Award Shares	3rd Anniversary of Grant Date
30% of Award Shares	4th Anniversary of Grant Date

provided, however, that if the Grantee’s service with the Company following termination of the Grantee’s employment is on any basis other than full-time, the Number of Award Shares then unvested will be proportionately reduced based on the relative percentage of a full-time commitment involved in the Grantee’s ongoing service (e.g., one day per week is 20% of Award Shares) and the balance of unvested Award Shares will be forfeited by the Grantee.

(b).     Approved Leave of Absence. Except as otherwise required by law, if the Grantee is on an approved leave of absence from active employment for any reason, after the first eight consecutive weeks of such leave, the dates set forth in the table above shall be delayed by the number of full or partial months that the Grantee is out on the approved leave of absence after such first eight weeks.

(c).     Exchange of Certificates. At the end of each Restriction Period, all restrictions related to the applicable Award Shares shall terminate, and, if the Grantee holds any certificates containing the legend prescribed in Section 5 below, the Grantee shall be entitled to tender such certificates to the Company and to receive new certificates not containing such legend.

(d).     No Transfer During Restriction Period. During each Restriction Period, the Grantee may not sell, assign, transfer, pledge, or otherwise dispose of the applicable Shares issued or transferred pursuant to this Award or suffer any involuntary assignment or transfer of such shares.

(e).     Effect of a Change in Control. Upon the occurrence of a Change in Control (as defined below), subject to the Grantee’s continuous employment or service from the Grant Date through the date of the Change in Control, the Award shall vest as to an additional number of shares equal to that number of Award Shares that would have vested under Section 3(a) of this Agreement over the next 24 months following the Change in Control.

(f).     Definition of Change in Control. For purposes of this Agreement, “Change in Control” means the first to occur of any of the following events:

(i).     an event in which any “person” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “1934 Act”) (other than (A) the Company, (B) any subsidiary of the Company, (C) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any subsidiary of the Company, and (D) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Section 13(d) of the 1934 Act), together with all affiliates and associates (as such terms are used in Rule 12b-2 of the General Rules and Regulations under the 1934 Act) of such person, directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding securities, unless the transaction or transactions which resulted in the person becoming such a beneficial owner were approved by a majority of the directors on the Board;

(ii).     the consummation of a merger or consolidation of the Company with any other company, other than (A) a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, more than 60% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) after which no “person” “beneficially owns” (with the determination of such “beneficial ownership” on the same basis as set forth in clause (i) of this definition) securities of the Company or the surviving entity of such merger or consolidation representing 40% or more of the combined voting power of the securities of the Company or the surviving entity of such merger or consolidation; or (C) a merger or consolidation after which individuals who were directors on the Board immediately prior to such merger or consolidation constitute at least a majority of the board of directors of the Company or its successor (or any parent thereof) immediately after such merger or consolidation;

(iii).     if, during any period of two consecutive years (not including any period prior to the date the Plan was initially adopted), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has conducted or threatened a proxy contest, or has entered into an agreement with the Company to effect a transaction described in clause (i), (ii) or (iv) of this definition) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office, who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

(iv).     the complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company’s assets.

4.     Rights of the Grantee as a Stockholder. The Grantee, as the owner of record of the Shares issued or transferred pursuant to this Award, is entitled to all the rights of a stockholder of the Company, including the right to vote, the right to receive dividends payable either in stock or in cash, and the right to receive Shares in any recapitalization of the Company, subject, however, to the restrictions stated in this Award and referred to in the legend that appears on any certificate representing Shares of common stock issued under this Award. Notwithstanding the foregoing, no dividends shall be paid to or on behalf of the Grantee before the end of the applicable Restriction Period; if the Grantee forfeits some (or all) of the Shares on which the dividends are paid because the restrictions do not lapse (or otherwise), the Grantee shall forfeit the right to receive the dividends payable on the forfeited shares. If the Grantee receives any additional Shares by reason of being the holder of the Shares issued or transferred under this Award, all such additional Shares shall be subject to the provisions of this Award and the certificates evidencing ownership of the additional Shares, if any, shall bear the legend described in Section 5 below.

5.     Restrictive Legends. To the extent that the Company issues certificates representing Restricted Shares, such certificates shall have affixed thereto legends in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

“The transfer of these securities is subject to the terms and conditions of a Restricted Share Award Certificate effective as of [Date], between Oxford Immunotec Global PLC and the holder of record of this certificate, and no sale, assignment, transfer, pledge, hypothecation or other disposition of such securities shall be valid or effective except in accordance with such agreement and until such terms and conditions have been fulfilled. Copies of such agreement may be obtained at no cost by written request made to the holder of record of this certificate to the Corporate Secretary of Oxford Immunotec Global PLC.”

6.     Forfeiture; Recovery of Compensation. By accepting the Award, the Grantee expressly acknowledges and agrees that his or her rights under the Award, and those of any permitted transferee of the Award, to any Shares acquired under the Award or to proceeds from the disposition thereof, are subject to Rule 6.6 of the Plan (including any successor provision). Nothing in the preceding sentence shall be construed as limiting the general application of Section 9 of this Agreement.

7.     Taxes. The Company has the right to deduct from payments of any kind otherwise due to the Grantee any federal, state or local taxes of any kind required by law to be withheld with respect to Award Shares. If the Company is unable to deduct sufficient money necessary to pay federal, state or local taxes required by law to be withheld, the Company may require the Grantee to pay the Company (or its designee) the required withholding amount in cash before the date the applicable restrictions lapse. The Grantee understands that the Grantee (and not the Company) shall be responsible for the Grantee’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Award.

8.     Effect on Employment. Neither the grant of the Award, the lapsing of restrictions, nor the issuance of unrestricted Shares upon the end of each Restriction Period, will give the Grantee any right to be retained in the employ or service of the Company or any of its affiliates, affect the right of the Company or any of its affiliates to discharge or discipline such Grantee at any time, or affect any right of such Grantee to terminate his or her employment or service at any time.

9.     Provisions of the Plan. This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Grant Date has been furnished to the Grantee. By accepting all or any part of the Award, the Grantee agrees to be bound by the terms of the Plan and this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of this Agreement shall control.

10.     Acknowledgements. The Grantee acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument, (ii) this Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, shall constitute an original signature for all purposes hereunder and (iii) such signature will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Grantee.

11.     Miscellaneous.

(a).     Severability. The invalidity or unenforceability of any provision of this Award shall not affect the validity or enforceability of any other provision of this Award, and each other provision of this Award shall be severable and enforceable to the extent permitted by law.

(b).     Waiver. Any provision for the benefit of the Company contained in this Award may be waived, either generally or in any particular instance, by the Company or its authorized delegee(s).

(c).     Binding Effect. This Award shall be binding upon and inure to the benefit of the Company and the Grantee and their respective heirs, executors, administrators, legal representatives, successors and assigns.

(d).     Amendment. The Company may revoke this Award at any time during each Restriction Period if the Award is determined by the Company to be contrary to law and, in that event, the Company may give notice to the Grantee that the Shares subject to the Award are to be assigned, transferred, and delivered to the Company as soon as practicable following the date of the notice. The Company may also modify this Award and the issuance or transfer of the Shares pursuant to this Award, to the extent necessary to bring the Award and the issuance or transfer of the Shares into compliance with any applicable and mandatory law or regulation now or hereafter promulgated by any governmental agency. By accepting the issuance or transfer of Shares under this Award, the Grantee agrees that, upon request in writing by the Company, the Grantee will tender any certificates for Shares subject to this Award for amendment of the legend or for change in the number of Shares issued or transferred as the Company deems necessary in light of the amendment to this Award. The Grantee’s consent shall be required to amend this Award only to the extent required under the terms of the Plan.

*     *     *     *     *

This Agreement has been executed and delivered as a deed on [ DATE ].

SIGNED as a Deed

By [insert name of Grantee]

_______________________________

in the presence of:

_______________________________

Witness signature

Name: _________________________

Address: _______________________

Occupation: _____________________

SIGNED as a Deed

By OXFORD IMMUNOTEC GLOBAL PLC

acting by the under-mentioned

person(s) acting on the authority

of the Company in accordance

with the laws of the territory of

its incorporation

_______________________________

Authorized signatory

_______________________________

Authorized signatory